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                                                                    EXHIBIT 23.5

                CONSENT OF WEIR INTERNATIONAL MINING CONSULTANTS

     We hereby consent to the reference to us under the caption "Experts" and to the use of our summary report letter dated April 3, 2002, with respect to the proven and probable coal reserves for selected coal mining properties located in Illinois, Kentucky and West Virginia presently controlled by Arch Coal, Inc. included in the prospectus of Natural Resource Partners L.P., for the registration of common units of Natural Resource Partners L.P., which prospectus is part of the Registration Statement on Form S-1 to which this consent is an exhibit.

     We further wish to advise that Weir International Mining Consultants was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Weir International Mining Consultants nor any of its employees had or now has a substantial interest in Natural Resource Partners L.P., or any of its affiliates or subsidiaries.

                                          Respectfully submitted,

                                          By: /s/ DENNIS N. KOSTIC
                                            ------------------------------------
                                          Name:  Dennis N. Kostic
                                          Title: President and CEO

April 17, 2002